UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  March 31, 2011

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii  96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Decoupling proceeding

The following is an update to the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Electric utility” under “Most recent rate requests- HECO-2009 test year rate case” and under “Decoupling proceeding”, which is incorporated herein by reference to pages 59-60 and 63-64 of HEI’s and HECO’s Annual Report on Form 10-K for the year ended December 31, 2010.

Decoupling is a new method of setting electric rates in Hawaii that is designed to support Hawaii’s efforts to reduce its dependence on imported oil. Decoupling removes the link between electricity usage and utility revenues. This aligns the utility with public policy to promote energy efficiency, conservation and clean energy, while continuing to support reliability. The decoupling mechanism approved by the Public Utilities Commission in the State of Hawaii (PUC) in August 2010, contains (1) a sales decoupling component via a revenue balancing account (RBA), (2) a revenue escalation component via revenue adjustment mechanism (RAM) and (3) an earnings sharing mechanism. The RBA mechanism provides for revenue adjustments (increases or decreases) between rate cases to account for the difference between annual revenues allowed in the most recent rate case (target revenues) and the annual revenues actually received by the utility. The RAM provides for changes in revenue requirements between rate cases for changes in certain operation and maintenance (O&M) expenses and to allow for the return on and return of capital for plant additions between rate cases. The RAM provides more timely recovery of invested capital and O&M costs because the utilities’ revenues will be allowed to include some portion of the increased costs in between rate proceedings. The earnings sharing mechanism provides for a reduction of rates between rate cases in the event the utility exceeds the return on average common equity allowed in its most recent rate case.

Effective March 1, 2011, HECO established the RBA and started recording the difference between target revenues from its HECO 2009 rate case and actual revenues. On March 31, 2011, HECO submitted its revised tariff to enable the RAM portion of its revenue decoupling mechanism. The RAM adjustment for 2011 under the decoupling mechanism amounts to $12.7 million of revenues ($4.7 million for O&M costs and $8.0 million for invested capital) for the period from March 1, 2011 (the effective date for decoupling) through December 31, 2011. HECO will begin accruing the $12.7 million ratably from March to December 2011 when it is probable the proposed rate adjustment under the revised tariff will become effective. HECO proposes to recover the amount through a per kilowatt hour surcharge over the twelve months from June 1, 2011 to May 31, 2012. Under the decoupling mechanism, the Consumer Advocate has thirty days to file a statement of position regarding HECO’s tariff filing. The tariff will be effective June 1, 2011 unless the PUC suspends the tariff. Under the decoupling mechanism, the target revenues are reset when interim rates become effective, and accrual of the RAM revenues end. Management cannot predict whether the PUC will allow the rate adjustment under the revised tariff to become effective or suspend the proposed tariff.

HEI and HECO intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and American Savings Bank, F.S.B.’s press releases, SEC filings and public conference calls and webcasts. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Senior Financial Vice President, Treasurer, and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: April 1, 2011	Date: April 1, 2011